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                                                                    EXHIBIT 23.4
                              BK ASSOCIATES, INC.
                            1295 NORTHERN BOULEVARD
                           MANHASSET, NEW YORK 11030


                                March 4, 1998


United Air Lines, Inc.
1200 E. Algonquin Road
Elk Grove Township, Illinois 60007
Attention: Mr. John Springer


         RE: Registration Statement on Form S-4 of United Air Lines, Inc. relating to Enhanced Pass Through Certificates, Series 1997-1A and Series 1997-1B (the "Registration Statement")

Ladies and Gentlemen:

         We consent to the use of our report dated November 6, 1997 (the "Report") in the Registration Statement and to the reference to our name in the text of the Registration Statement under the headings "Prospectus Summary -- Equipment Notes and the Aircraft," "Risk Factors -- Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals" and "Experts" and to the summary of the Report contained in the text under such headings.

                                                   Sincerely,

                                                   BK ASSOCIATES, INC.


                                                   /s/ JOHN F. KEITZ
                                                   ---------------------------
                                                   Name: John F. Keitz
                                                   Title:   President